Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

SECOND QUARTER 2019 FINANCIAL RESULTS

ROLLING MEADOWS, IL, July 25, 2019 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended June 30, 2019. Management will host a webcast conference call to discuss these results on Thursday, July 25, 2019 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “Supplemental Quarterly Data” and “CFO Commentary,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 8.

“We delivered another outstanding quarter of operating performance and are excited about the remainder of 2019. During the second quarter, we posted excellent total revenue growth, terrific organic revenue growth, strong margins and we completed 13 brokerage mergers with $195 million of annualized revenue,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. Our mid-year internal insurance rate survey suggests global P&C price increases are approaching 5%. Further, around half of our surveyed producers see rates moving higher in the second half of 2019. This is when we excel; our talented production staff is fully engaged helping clients and prospects navigate the challenges of an increasing rate environment.”

Summary of Financial Results – Second Quarter

Reconciliations of non-GAAP measures begin on page 2

(Dollars in millions, except per share data)	2nd Q 2019		2nd Q 2018		Change
	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Brokerage Segment
Revenues	$1,131.2	$1,129.3	$1,000.1	$978.0	13%	15%
Organic revenues		$1,013.2		$957.5		5.8%
Net earnings	$138.0		$127.5		8%
Net earnings margin	12.2%		12.8%		-55 bpts
Adjusted EBITDAC		$298.0		$253.4		18%
Adjusted EBITDAC margin		26.4%		25.9%		+48 bpts
Diluted net earnings per share	$0.70	$0.76	$0.68	$0.67	3%	13%

Risk Management Segment
Revenues before reimbursements	$209.1	$209.1	$201.9	$199.2	4%	5%
Organic revenues		$205.1		$199.1		3.0%
Net earnings	$15.5		$17.6		-12%
Net earnings margin (before reimbursements)	7.4%		8.7%		-131 bpts
Adjusted EBITDAC		$36.6		$35.1		4%
Adjusted EBITDAC margin (before reimbursements)		17.5%		17.6%		-12 bpts
Diluted net earnings per share	$0.08	$0.09	$0.09	$0.10	-11%	-10%

Corporate Segment
Diluted net earnings per share	$(0.20)	$(0.20)	$(0.15)	$(0.15)

Total Company
Diluted net earnings per share	$0.58	$0.65	$0.62	$0.62	-6%	5%

Total Brokerage and Risk Management Segment
Diluted net earnings per share	$0.78	$0.85	$0.77	$0.77	1%	10%

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Summary of Financial Results – Six-Months Ended June 30,

Reconciliations of non-GAAP measures begin on page 3

(Dollars in millions, except per share data)	6 Mths 2019		6 Mths 2018		Change
	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Brokerage Segment
Revenues	$2,513.1	$2,454.1	$2,195.7	$2,149.7	14%	14%
Organic revenues		$2,230.5		$2,109.3		5.8%
Net earnings	$447.5		$366.7		22%
Net earnings margin	17.8%		16.7%		+111 bpts
Adjusted EBITDAC		$769.9		$663.6		16%
Adjusted EBITDAC margin		31.4%		30.9%		+50 bpts
Diluted net earnings per share	$2.29	$2.20	$1.94	$1.96	18%	12%

Risk Management Segment
Revenues before reimbursements	$412.4	$412.4	$397.0	$391.1	4%	5%
Organic revenues		$404.6		$390.8		3.5%
Net earnings	$31.7		$33.5		-5%
Net earnings margin (before reimbursements)	7.7%		8.4%		-75 bpts
Adjusted EBITDAC		$71.1		$66.5		7%
Adjusted EBITDAC margin (before reimbursements)		17.2%		17.0%		+24 bpts
Diluted net earnings per share	$0.17	$0.18	$0.18	$0.18	-6%	-%

Corporate Segment
Diluted net earnings per share	$(0.11)	$(0.11)	$(0.02)	$(0.02)

Total Company
Diluted net earnings per share	$2.35	$2.27	$2.10	$2.12	12%	7%

Total Brokerage and Risk Management Segment
Diluted net earnings per share	$2.46	$2.38	$2.12	$2.14	16%	11%

Quarter Ended June 30 Reported GAAP to Adjusted Non-GAAP Reconciliation:

	Revenues Before						Diluted Net
	Reimbursements		Net Earnings		EBITDAC		Earnings Per Share
Segment	2nd Q 19	2nd Q 18	2nd Q 19	2nd Q 18	2nd Q 19	2nd Q 18	2nd Q 19	2nd Q 18	Chg
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$1,131.2	$1,000.1	$138.0	$127.5	$280.9	$251.1	$0.70	$0.68	3%
Net gains on divestitures	(1.9)	(6.1)	(1.4)	(4.7)	(1.9)	(6.1)	(0.01)	(0.02)
Acquisition integration	—	—	2.5	—	3.4	—	0.01	—
Workforce & lease termination	—	—	7.2	2.7	9.5	3.5	0.04	0.01
Acquisition related adjustments	—	—	3.0	0.4	6.1	5.8	0.02	—
Levelized foreign currency translation	—	(16.0)	—	0.6	—	(0.9)	—	—

Brokerage, as adjusted *	1,129.3	978.0	149.3	126.5	298.0	253.4	0.76	0.67	13%

Risk Management, as reported	209.1	201.9	15.5	17.6	33.8	34.7	0.08	0.09	-11%
Workforce & lease termination	—	—	2.1	0.8	2.8	1.1	0.01	0.01
Acquisition related adjustments	—	—	(0.2)	—	—	—	—	—
Levelized foreign currency translation	—	(2.7)	—	(0.4)	—	(0.7)	—	—

Risk Management, as adjusted *	209.1	199.2	17.4	18.0	36.6	35.1	0.09	0.10	-10%

Corporate, as reported	284.5	423.0	(32.1)	(21.4)	(45.9)	(50.1)	(0.20)	(0.15)

Total Company, as reported	$1,624.8	$1,625.0	$121.4	$123.7	$268.8	$235.7	$0.58	$0.62	-6%

Total Company, as adjusted *	$1,622.9	$1,600.2	$134.6	$123.1	$288.7	$238.4	$0.65	$0.62	5%

Total Brokerage & Risk Management, as reported	$1,340.3	$1,202.0	$153.5	$145.1	$314.7	$285.8	$0.78	$0.77	1%

Total Brokerage & Risk Management, as adjusted *	$1,338.4	$1,177.2	$166.7	$144.5	$334.6	$288.5	$0.85	$0.77	10%

*

For second quarter 2019, the pretax impact of the Brokerage segment adjustments totals $15.0 million, with a corresponding adjustment to the provision for income taxes of $3.7 million relating to these items. The pretax impact of the Risk Management segment adjustments totals $2.5 million, with a corresponding adjustment to the provision for income taxes of $0.6 million relating to these items. A detailed reconciliation of the 2019 and 2018 provision (benefit) for income taxes is shown on pages 13 and 14.

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Six Months Ended June 30 Reported GAAP to Adjusted Non-GAAP Reconciliation:

	Revenues Before						Diluted Net
	Reimbursements		Net Earnings		EBITDAC		Earnings Per Share
Segment	6 Mths 19	6 Mths 18	6 Mths 19	6 Mths 18	6 Mths 19	6 Mths 18	6 Mths 19	6 Mths 18	Chg
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$2,513.1	$2,195.7	$447.5	$366.7	$787.6	$658.9	$2.29	$1.94	18%
Net gains on divestitures	(59.0)	(9.0)	(34.5)	(6.9)	(46.0)	(9.0)	(0.18)	(0.04)
Acquisition integration	—	—	2.8	—	3.8	—	0.01	—
Workforce & lease termination	—	—	11.9	8.4	15.8	11.1	0.06	0.05
Acquisition related adjustments	—	—	2.9	4.3	8.7	8.5	0.02	0.02
Levelized foreign currency translation	—	(37.0)	—	(1.6)	—	(5.9)	—	(0.01)

Brokerage, as adjusted *	2,454.1	2,149.7	430.6	370.9	769.9	663.6	2.20	1.96	12%

Risk Management, as reported	412.4	397.0	31.7	33.5	67.9	66.6	0.17	0.18	-6%
Workforce & lease termination	—	—	2.4	1.0	3.2	1.3	0.01	0.01
Acquisition related adjustments	—	—	(0.2)	(0.1)	—	—	—	—
Levelized foreign currency translation	—	(5.9)	—	(0.9)	—	(1.4)	—	(0.01)

Risk Management, as adjusted *	412.4	391.1	33.9	33.5	71.1	66.5	0.18	0.18	-%

Corporate, as reported	656.8	835.2	(6.1)	9.5	(111.3)	(110.0)	(0.11)	(0.02)

Total Company, as reported	$3,582.3	$3,427.9	$473.1	$409.7	$744.2	$615.5	$2.35	$2.10	12%

Total Company, as adjusted *	$3,523.3	$3,376.0	$458.4	$413.9	$729.7	$620.1	$2.27	$2.12	7%

Total Brokerage & Risk Management, as reported	$2,925.5	$2,592.7	$479.2	$400.2	$855.5	$725.5	$2.46	$2.12	16%

Total Brokerage & Risk Management, as adjusted *	$2,866.5	$2,540.8	$464.5	$404.4	$841.0	$730.1	$2.38	$2.14	11%

*

For the six-month period ended June 30, 2019, the pretax impact of the Brokerage segment adjustments totals $(22.5) million, with a corresponding adjustment to the provision for income taxes of $(5.6) million relating to these items. The pretax impact of the Risk Management segment adjustments totals $2.9 million, with a corresponding adjustment to the provision for income taxes of $0.7 million relating to these items. A detailed reconciliation of the 2019 and 2018 provision (benefit) for income taxes is shown on pages 13 and 14.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	2nd Q 19	2nd Q 18	Change	6 Mths 19	6 Mths 18	Change
Base Commissions and Fees
Commissions and fees, as reported	$1,033.8	$908.4	13.8%	$2,236.0	$2,001.0	11.7%
Less commissions and fees from acquisitions	(90.8)	—		(175.5)	—
Less divested operations	—	(5.7)		—	(13.5)
Levelized foreign currency translation	—	(14.3)		—	(33.0)

Organic base commissions and fees	$943.0	$888.4	6.2%	$2,060.5	$1,954.5	5.4%

Supplemental Revenues
Supplemental revenues, as reported	$46.9	$48.1	-2.5%	$103.6	$100.1	3.5%
Less supplemental revenues from acquisitions	(1.9)	—		(2.3)	—
Levelized foreign currency translation	—	(0.7)		—	(1.8)

Organic supplemental revenues	$45.0	$47.4	-5.1%	$101.3	$98.3	3.1%

Contingent Revenues
Contingent revenues, as reported	$29.5	$21.8	35.3%	$77.5	$56.7	36.7%
Less contingent revenues from acquisitions	(4.3)	—		(8.8)	—
Levelized foreign currency translation	—	(0.1)		—	(0.2)

Organic contingent revenues	$25.2	$21.7	16.1%	$68.7	$56.5	21.6%

Total reported commissions, fees, supplemental revenues and contingent revenues	$1,110.2	$978.3	13.5%	$2,417.1	$2,157.8	12.0%
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions	(97.0)	—		(186.6)	—
Less divested operations	—	(5.7)		—	(13.5)
Levelized foreign currency translation	—	(15.1)		—	(35.0)

Total organic commissions, fees, supplemental revenues and contingent revenues	$1,013.2	$957.5	5.8%	$2,230.5	$2,109.3	5.8%

Acquisition Activity	2nd Q 19	2nd Q 18	6 Mths 19	6 Mths 18
Number of acquisitions closed *	13	12	24	18
Estimated annualized revenues acquired (in millions)	$194.5	$145.2	$265.7	$171.9

*	In the second quarter of 2019, Gallagher issued 132,000 shares at the request of sellers and/or in connection with tax-free exchange acquisitions.

Compensation Expense and Ratios			2nd Q 19	2nd Q 18	6 Mths 19	6 Mths 18
Compensation expense, as reported			$659.3	$584.3	$1,336.5	$1,209.7
Acquisition integration			(2.1)	—	(2.1)	—
Workforce and lease termination related charges			(8.5)	(2.9)	(10.7)	(6.8)
Acquisition related adjustments			(6.1)	(5.8)	(8.7)	(8.5)
Levelized foreign currency translation			—	(12.0)	—	(24.5)

Compensation expense, as adjusted			$642.6	$563.6	$1,315.0	$1,169.9

Reported compensation expense ratios using reported revenues on page 2 and 3	*		58.3%	58.4%	53.2%	55.1%

Adjusted compensation expense ratios using adjusted revenues on page 2 and 3	*	*	56.9%	57.6%	53.6%	54.4%

*

Reported second quarter compensation ratio was 0.1 pts lower than the same period in 2018. This ratio was primarily impacted by headcount controls partially offset by severance expense related to eliminating or restructuring approximately 250 positions. The ratio was also impacted by two acquisitions that closed in mid-2018, which have lower compensation ratios and higher operating expense ratios.

**

Adjusted second quarter compensation ratio was 0.7 pts lower than the same period in 2018. This ratio was primarily impacted by headcount controls as well as two acquisitions that closed in mid-2018, which have lower compensation ratios and higher operating expense ratios.

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Operating Expense and Ratios		2nd Q 2019	2nd Q 2018	6 Mths 2019	6 Mths 2018
Operating expense, as reported		$191.0	$164.7	$389.0	$327.1
Acquisition integration		(1.3)	—	(1.7)	—
Workforce and lease termination related charges		(1.0)	(0.6)	(5.1)	(4.3)
Costs related to divestures		—	—	(13.0)	—
Levelized foreign currency translation		—	(3.1)	—	(6.6)

Operating expense, as adjusted		$188.7	$161.0	$369.2	$316.2

Reported operating expense ratios using reported revenues on page 2 and 3	*	16.9%	16.5%	15.5%	14.9%

Adjusted operating expense ratios using adjusted revenues on page 2 and 3	*	16.7%	16.5%	15.0%	14.7%

*

Reported second quarter operating expense ratio was 0.4 pts higher than the same period in 2018. Adjusted second quarter operating expense ratio was 0.2 pts higher than the same period in 2018. Both ratios were primarily impacted by two acquisitions that closed in mid-2018, which have higher operating expense ratios and lower compensation ratios. All other items were essentially consistent with the prior period.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	2nd Q 2019	2nd Q 2018	Change	6 Mths 2019	6 Mths 2018	Change
Net earnings, as reported	$138.0	$127.5	8.2%	$447.5	$366.7	22.0%
Provision for income taxes	44.3	43.1		147.2	122.8
Depreciation	16.4	14.3		32.6	29.1
Amortization	78.7	72.5		154.2	139.4
Change in estimated acquisition earnout payables	3.5	(6.3)		6.1	0.9

EBITDAC	280.9	251.1	11.9%	787.6	658.9	19.5%

Net gains on divestitures	(1.9)	(6.1)		(46.0)	(9.0)
Acquisition integration	3.4	—		3.8	—
Workforce and lease termination related charges	9.5	3.5		15.8	11.1
Acquisition related adjustments	6.1	5.8		8.7	8.5
Levelized foreign currency translation	—	(0.9)		—	(5.9)

EBITDAC, as adjusted	$298.0	$253.4	17.6%	$769.9	$663.6	16.0%

Net earnings margin, as reported using reported revenues on page 2 and 3	12.2%	12.8%	-55 bpts	17.8%	16.7%	+111 bpts

EBITDAC margin, as adjusted using adjusted revenues on page 2 and 3	26.4%	25.9%	+48 bpts	31.4%	30.9%	+50 bpts

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	2nd Q 2019	2nd Q 2018	Change	6 Mths 2019	6 Mths 2018	Change
Fees	$208.2	$198.5	4.9%	$409.8	$391.8	4.6%
International performance bonus fees	0.4	3.3		1.7	4.9

Fees as reported	208.6	201.8	3.4%	411.5	396.7	3.7%

Less fees from acquisitions	(3.5)	—		(6.9)	—
Levelized foreign currency translation	—	(2.7)		—	(5.9)

Organic fees	$205.1	$199.1	3.0%	$404.6	$390.8	3.5%

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios			2nd Q 2019	2nd Q 2018	6 Mths 2019	6 Mths 2018
Compensation expense, as reported			$128.8	$121.3	$253.6	$240.3
Workforce and lease termination related charges			(2.8)	(0.8)	(3.2)	(0.9)
Levelized foreign currency translation			—	(1.5)	—	(3.4)

Compensation expense, as adjusted			$126.0	$119.0	$250.4	$236.0

Reported compensation expense ratios using reported revenues (before reimbursements) on page 2 and 3	*		61.6%	60.1%	61.5%	60.5%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on page 2 and 3	*	*	60.3%	59.7%	60.7%	60.3%

*

Reported second quarter compensation ratio was 1.5 pts higher than the same period in 2018. This ratio was primarily impacted by lesser performance revenues, as well as severance expense related to eliminating or restructuring approximately 50 positions.

**	Adjusted second quarter compensation ratio was 0.6 pts higher than the same period in 2018. This ratio was primarily impacted by lesser performance revenues.

Operating Expense and Ratios		2nd Q 2019	2nd Q 2018	6 Mths 2019	6 Mths 2018
Operating expense, as reported		$46.5	$45.9	$90.9	$90.1
Workforce and lease termination related charges		—	(0.3)	—	(0.4)
Levelized foreign currency translation		—	(0.5)	—	(1.1)

Operating expense, as adjusted		$46.5	$45.1	$90.9	$88.6

Reported operating expense ratios using reported revenues (before reimbursements) on page 2 and 3	*	22.2%	22.7%	22.0%	22.7%

Adjusted operating expense ratios using adjusted revenues (before reimbursements) on page 2 and 3	*	22.2%	22.6%	22.0%	22.7%

*

Reported second quarter operating expense ratio was 0.5 pts lower than the same period in 2018. Adjusted second quarter operating expense ratio was 0.4 pts lower than the same period in 2018. Both ratios were primarily impacted by savings in professional fees and business insurance.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	2nd Q 2019	2nd Q 2018	Change	6 Mths 2019	6 Mths 2018	Change
Net earnings, as reported	$15.5	$17.6	-11.9%	$31.7	$33.5	-5.4%
Provision for income taxes	5.5	6.4		11.3	12.1
Depreciation	11.9	9.5		22.7	18.3
Amortization	1.0	0.9		2.0	2.2
Change in estimated acquisition earnout payables	(0.1)	0.3		0.2	0.5

EBITDAC	33.8	34.7	-2.6%	67.9	66.6	2.0%
Workforce and lease termination related charges	2.8	1.1		3.2	1.3
Levelized foreign currency translation	—	(0.7)		—	(1.4)

EBITDAC, as adjusted	$36.6	$35.1	4.3%	$71.1	$66.5	6.9%

Net earnings margin, as reported using reported revenues (before reimbursements) on page 2 and 3	7.4%	8.7%	-131 bpts	7.7%	8.4%	-75 bpts

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on page 2 and 3	17.5%	17.6%	-12 bpts	17.2%	17.0%	+24 bpts

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Corporate Segment Reported GAAP Information (dollars in millions):

	2019			2018
Components of Corporate Segment, as reported	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests
2nd Quarter
Interest and banking costs	$(46.0)	$12.0	$(34.0)	$(34.4)	$8.9	$(25.5)
Clean energy related (1)	(36.6)	44.8	8.2	(44.8)	59.2	14.4
Acquisition costs	(7.8)	1.3	(6.5)	(3.0)	0.4	(2.6)
Corporate (includes impact of U.S. Tax Reform)	(13.7)	7.7	(6.0)	(15.5)	1.1	(14.4)

Reported 2nd quarter	$(104.1)	$65.8	$(38.3)	$(97.7)	$69.6	$(28.1)

Six Months
Interest and banking costs	$(87.1)	$22.7	$(64.4)	$(66.9)	$17.4	$(49.5)
Clean energy related (1)	(90.1)	159.8	69.7	(101.7)	168.6	66.9
Acquisition costs	(11.7)	1.9	(9.8)	(5.0)	0.7	(4.3)
Corporate (includes impact of U.S. Tax Reform)	(35.6)	20.0	(15.6)	(29.6)	12.0	(17.6)

Reported six months	$(224.5)	$204.4	$(20.1)	$(203.2)	$198.7	$(4.5)

(1)

Pretax loss for the second quarter is presented net of amounts attributable to noncontrolling interests of $6.2 million in 2019 and $6.7 million in 2018. Pretax loss for the six-months ended June 30, 2019, is presented net of amounts attributable to noncontrolling interests of $14.0 million in 2019 and $14.0 million in 2018.

Interest and banking costs and debt - At June 30, 2019, Gallagher had $3,923.0 million of borrowings from private placements, $325.0 million of short-term borrowings under its line of credit facility and $137.3 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from our debt covenant computations. On June 12, 2019, Gallagher entered into a note purchase agreement for a private placement of $175.0 million of senior unsecured notes. Proceeds were primarily used to fund the $50.0 million of private placement debt that matured on June 24, 2019 and for acquisition funding.

Clean energy - Consists of the operating results related to our investments in 34 clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate (includes impact of U.S. Tax Reform) - Consists of overhead allocations mostly related to corporate staff compensation and other corporate level activities. In addition, this includes the tax expense related to the impact of the U.S. tax legislation passed in December 2017 - principally the partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended June 30, 2019 and 2018 was (15.1)% and (19.4)%, respectively, which was lower than the statutory rate due to the amount of IRC Section 45 tax credits.

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Webcast Conference Call

Gallagher will host a webcast conference call on Thursday, July 25, 2019 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Rolling Meadows, Illinois, has operations in 35 countries and offers client-service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

Impact of a New Lease Accounting Standard in First Quarter 2019

A new lease accounting standard was adopted as of January 1, 2019, using the modified retrospective approach allowing Gallagher to initially apply the new lease standard at the adoption date and recognize a cumulative effect adjustment to the opening balance of retained earnings in the first quarter 2019. Consequently, the reporting for the comparative prior year periods presented in 2019 will continue to be in accordance with the previous lease guidance, including comparative disclosure requirements. The new lease accounting standard requires us to recognize lease right-of-use assets and lease liabilities on our balance sheet, which are established at the inception of a lease by computing a net present value of the future lease payments. Right-of-use assets are amortized to expense, and the discount amount related to lease liabilities is accreted to expense, over the lease term. The amortization of the right-of-use asset is calculated as the difference between the straight-line lease expense and the interest calculated on the lease liability. Rent payments are applied against the lease liabilities. Adoption of the new lease standard resulted in the recording of net right-of-use assets and lease liabilities of approximately $379.6 million and $420.3 million, respectively, and the reclassification of net rent related asset and liabilities of $38.3 million as of January 1, 2019. The cumulative effect of the adoption was recognized as a decrease to retained earnings of $2.4 million on January 1, 2019. There were de minimis impacts on the first and second quarter 2019 statement of earnings related to the adoption of this new lease standard.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) anticipated future results or performance of any segment or the Company as a whole; (ii) the premium rate environment and the state of insurance markets; and (iii) the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in worldwide and national economic conditions, including as a result of Brexit, a prolonged government shutdown or tariffs; changes in premium rates and in insurance markets generally; and changes in the insurance brokerage industry’s competitive landscape.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. See further below for definitions and the reason each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

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Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior year information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 13 and 14 for a reconciliation of the adjustments made to income taxes.

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Adjusted revenues and expenses - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:

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Net gains on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.

•	Costs related to divestitures, which include legal and other costs related to certain operations that are being exited by Gallagher.

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Acquisition integration costs, which include costs related to certain large acquisitions, outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Workforce related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•

Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments, impacts of acquisition valuation true-ups, impairment charges and acquisition related compensation charges.

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The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•

EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the brokerage segment) and revenues before reimbursements (for the risk management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and, for the overall business, provide a meaningful way to measure its financial performance on an ongoing basis.

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Adjusted EBITDAC and Adjusted EBITDAC Margin - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

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Adjusted EPS for the Brokerage and Risk Management segments - Net earnings adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges and acquisition related adjustments divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and is also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the period-over-period impact of foreign currency translation. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

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These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 11 and 12), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 2 and 3), for organic revenue measures (on pages 4 and 6, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 5, 6 and 7, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 2nd Qtr Ended June 30,

(Unaudited - in millions except per share, percentage and workforce data)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Brokerage Segment
Commissions	$777.7	$688.0	$1,718.1	$1,527.4
Fees	256.1	220.4	517.9	473.6
Supplemental revenues	46.9	48.1	103.6	100.1
Contingent revenues	29.5	21.8	77.5	56.7
Investment income and net gains on divestitures	21.0	21.8	96.0	37.9

Total revenues	1,131.2	1,000.1	2,513.1	2,195.7

Compensation	659.3	584.3	1,336.5	1,209.7
Operating	191.0	164.7	389.0	327.1
Depreciation	16.4	14.3	32.6	29.1
Amortization	78.7	72.5	154.2	139.4
Change in estimated acquisition earnout payables	3.5	(6.3)	6.1	0.9

Expenses	948.9	829.5	1,918.4	1,706.2

Earnings before income taxes	182.3	170.6	594.7	489.5
Provision for income taxes	44.3	43.1	147.2	122.8

Net earnings	138.0	127.5	447.5	366.7
Net earnings attributable to noncontrolling interests	5.1	2.1	14.9	7.1

Net earnings attributable to controlling interests	$132.9	$125.4	$432.6	$359.6

EBITDAC
Net earnings	$138.0	$127.5	$447.5	$366.7
Provision for income taxes	44.3	43.1	147.2	122.8
Depreciation	16.4	14.3	32.6	29.1
Amortization	78.7	72.5	154.2	139.4
Change in estimated acquisition earnout payables	3.5	(6.3)	6.1	0.9

EBITDAC	$280.9	$251.1	$787.6	$658.9

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Risk Management Segment
Fees	$208.6	$201.8	$411.5	$396.7
Investment income	0.5	0.1	0.9	0.3

Revenues before reimbursements	209.1	201.9	412.4	397.0
Reimbursements	33.0	35.4	66.1	70.2

Total revenues	242.1	237.3	478.5	467.2

Compensation	128.8	121.3	253.6	240.3
Operating	46.5	45.9	90.9	90.1
Reimbursements	33.0	35.4	66.1	70.2
Depreciation	11.9	9.5	22.7	18.3
Amortization	1.0	0.9	2.0	2.2
Change in estimated acquisition earnout payables	(0.1)	0.3	0.2	0.5

Expenses	221.1	213.3	435.5	421.6

Earnings before income taxes	21.0	24.0	43.0	45.6
Provision for income taxes	5.5	6.4	11.3	12.1

Net earnings	15.5	17.6	31.7	33.5
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$15.5	$17.6	$31.7	$33.5

EBITDAC
Net earnings	$15.5	$17.6	$31.7	$33.5
Provision for income taxes	5.5	6.4	11.3	12.1
Depreciation	11.9	9.5	22.7	18.3
Amortization	1.0	0.9	2.0	2.2
Change in estimated acquisition earnout payables	(0.1)	0.3	0.2	0.5

EBITDAC	$33.8	$34.7	$67.9	$66.6

See “Information Regarding Non-GAAP Measures” on page 8 of 14.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 2nd Qtr Ended June 30,

(Unaudited - in millions except share and per share data)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Corporate Segment
Revenues from consolidated clean coal facilities	$270.0	$411.8	$626.4	$812.3
Royalty income from clean coal licenses	15.3	11.3	31.9	23.5
Loss from unconsolidated clean coal facilities	(0.9)	(0.7)	(1.6)	(1.2)
Other net revenues	0.1	0.6	0.1	0.6

Total revenues	284.5	423.0	656.8	835.2

Cost of revenues from consolidated clean coal facilities	292.0	441.8	674.5	873.0
Compensation	18.2	19.1	53.3	50.5
Operating	20.2	12.2	40.3	21.7
Interest	44.9	33.9	85.1	65.2
Depreciation	7.0	7.0	14.0	14.0

Expenses	382.3	514.0	867.2	1,024.4

Loss before income taxes	(97.8)	(91.0)	(210.4)	(189.2)
Benefit for income taxes	(65.7)	(69.6)	(204.3)	(198.7)

Net earnings (loss)	(32.1)	(21.4)	(6.1)	9.5
Net earnings attributable to noncontrolling interests	6.2	6.7	14.0	14.0

Net earnings (loss) attributable to controlling interests	$(38.3)	$(28.1)	$(20.1)	$(4.5)

EBITDAC
Net earnings (loss)	$(32.1)	$(21.4)	$(6.1)	$9.5
Benefit for income taxes	(65.7)	(69.6)	(204.3)	(198.7)
Interest	44.9	33.9	85.1	65.2
Depreciation	7.0	7.0	14.0	14.0

EBITDAC	$(45.9)	$(50.1)	$(111.3)	$(110.0)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Total Company
Commissions	$777.7	$688.0	$1,718.1	$1,527.4
Fees	464.7	422.2	929.4	870.3
Supplemental revenues	46.9	48.1	103.6	100.1
Contingent revenues	29.5	21.8	77.5	56.7
Investment income and net gains on divestitures	21.5	21.9	96.9	38.2
Revenues from clean coal activities	284.4	422.4	656.7	834.6
Other net revenues - Corporate	0.1	0.6	0.1	0.6

Revenues before reimbursements	1,624.8	1,625.0	3,582.3	3,427.9
Reimbursements	33.0	35.4	66.1	70.2

Total revenues	1,657.8	1,660.4	3,648.4	3,498.1

Compensation	806.3	724.7	1,643.4	1,500.5
Operating	257.7	222.8	520.2	438.9
Reimbursements	33.0	35.4	66.1	70.2
Cost of revenues from clean coal activities	292.0	441.8	674.5	873.0
Interest	44.9	33.9	85.1	65.2
Depreciation	35.3	30.8	69.3	61.4
Amortization	79.7	73.4	156.2	141.6
Change in estimated acquisition earnout payables	3.4	(6.0)	6.3	1.4

Expenses	1,552.3	1,556.8	3,221.1	3,152.2

Earnings before income taxes	105.5	103.6	427.3	345.9
Benefit for income taxes	(15.9)	(20.1)	(45.8)	(63.8)

Net earnings	121.4	123.7	473.1	409.7
Net earnings attributable to noncontrolling interests	11.3	8.8	28.9	21.1

Net earnings attributable to controlling interests	$110.1	$114.9	$444.2	$388.6

Diluted net earnings per share	$0.58	$0.62	$2.35	$2.10

Dividends declared per share	$0.43	$0.41	$0.86	$0.82

EBITDAC
Net earnings	$121.4	$123.7	$473.1	$409.7
Benefit for income taxes	(15.9)	(20.1)	(45.8)	(63.8)
Interest	44.9	33.9	85.1	65.2
Depreciation	35.3	30.8	69.3	61.4
Amortization	79.7	73.4	156.2	141.6
Change in estimated acquisition earnout payables	3.4	(6.0)	6.3	1.4

EBITDAC	$268.8	$235.7	$744.2	$615.5

See “Information Regarding Non-GAAP Measures” on page 8 of 14.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

		June 30, 2019	Dec 31, 2018
Cash and cash equivalents		$512.3	$607.2
Restricted cash		2,034.3	1,629.6
Premiums and fees receivable		6,007.6	4,857.5
Other current assets		993.2	1,024.4

Total current assets		9,547.4	8,118.7
Fixed assets - net		458.0	436.9
Deferred income taxes (includes tax credit carryforwards of $947.7 in 2019 and $856.9 in 2018)		905.7	806.2
Other noncurrent assets		670.1	573.6
Right-of-use assets	*	368.4	—
Goodwill		5,241.9	4,625.6
Amortizable intangible assets - net		2,008.8	1,773.0

Total assets		$19,200.3	$16,334.0

Premiums payable to underwriting enterprises		$6,873.8	$5,740.2
Accrued compensation and other current liabilities		1,067.4	1,055.1
Deferred revenue - current		429.0	379.3
Premium financing debt		137.3	154.0
Corporate related borrowings - current		425.0	365.0

Total current liabilities		8,932.5	7,693.6
Corporate related borrowings - noncurrent		3,815.6	3,091.4
Deferred revenue - noncurrent		75.3	78.4
Lease liabilities - noncurrent	*	327.4	—
Other noncurrent liabilities		1,101.7	900.9

Total liabilities		14,252.5	11,764.3

Stockholders’ equity:
Common stock - issued and outstanding		186.1	184.0
Capital in excess of par value		3,656.5	3,541.9
Retained earnings		1,839.3	1,558.6
Accumulated other comprehensive loss		(802.5)	(785.6)

Total controlling interests stockholders’ equity		4,879.4	4,498.9
Noncontrolling interests		68.4	70.8

Total stockholders’ equity		4,947.8	4,569.7

Total liabilities and stockholders’ equity		$19,200.3	$16,334.0

*	Right-of-use assets and Lease liabilities - noncurrent relate to the adoption of a new lease accounting standard in first quarter 2019. See page 7 of 14 for additional information.

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
OTHER INFORMATION
Basic weighted average shares outstanding (000s)	185,769	182,370	185,145	181,918
Diluted weighted average shares outstanding (000s)	189,768	185,491	189,054	185,217
Number of common shares outstanding at end of period (000s)			186,070	182,612
Workforce at end of period (includes acquisitions):
Brokerage			23,940	21,944
Risk Management			6,454	6,061
Total Company			31,675	28,992

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

		Provision		Net Earnings	Net Earnings
	Earnings	(Benefit)		Attributable to	Attributable to	Diluted Net
	Before Income	for Income	Net	Noncontrolling	Controlling	Earnings
	Taxes	Taxes	Earnings	Interests	Interests	per Share
2nd Q Ended June 30, 2019
Brokerage, as reported	$182.3	$44.3	$138.0	$5.1	$132.9	$0.70
Net gains on divestitures	(1.9)	(0.5)	(1.4)	—	(1.4)	(0.01)
Acquisition integration	3.4	0.9	2.5	—	2.5	0.01
Workforce & lease termination	9.5	2.3	7.2	—	7.2	0.04
Acquisition related adjustments	4.0	1.0	3.0	—	3.0	0.02

Brokerage, as adjusted	$197.3	$48.0	$149.3	$5.1	$144.2	$0.76

Risk Management, as reported	$21.0	$5.5	$15.5	$—	$15.5	$0.08
Workforce & lease termination	2.8	0.7	2.1	—	2.1	0.01
Acquisition related adjustments	(0.3)	(0.1)	(0.2)	—	(0.2)	—

Risk Management, as adjusted	$23.5	$6.1	$17.4	$—	$17.4	$0.09

See “Information Regarding Non-GAAP Measures” on page 8 of 14.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

		Provision		Net Earnings	Net Earnings
	Earnings	(Benefit)		Attributable to	Attributable to	Diluted Net
	Before Income	for Income	Net	Noncontrolling	Controlling	Earnings
	Taxes	Taxes	Earnings	Interests	Interests	per Share
2nd Q Ended June 30, 2018
Brokerage, as reported	$170.6	$43.1	$127.5	$2.1	$125.4	$0.68
Net gains on divestitures	(6.1)	(1.4)	(4.7)	—	(4.7)	(0.02)
Workforce & lease termination	3.5	0.8	2.7	—	2.7	0.01
Acquisition related adjustments	0.5	0.1	0.4	—	0.4	—
Levelized foreign currency translation	0.8	0.2	0.6	—	0.6	—

Brokerage, as adjusted	$169.3	$42.8	$126.5	$2.1	$124.4	$0.67

Risk Management, as reported	$24.0	$6.4	$17.6	$—	$17.6	$0.09
Workforce & lease termination	1.1	0.3	0.8	—	0.8	0.01
Levelized foreign currency translation	(0.5)	(0.1)	(0.4)	—	(0.4)	—

Risk Management, as adjusted	$24.6	$6.6	$18.0	$—	$18.0	$0.10

		Provision		Net Earnings	Net Earnings
	Earnings	(Benefit)		Attributable to	Attributable to	Diluted Net
	Before Income	for Income	Net	Noncontrolling	Controlling	Earnings
	Taxes	Taxes	Earnings	Interests	Interests	per Share
6 Mths Ended June 30, 2019
Brokerage, as reported	$594.7	$147.2	$447.5	$14.9	$432.6	$2.29
Net gains on divestitures	(46.0)	(11.5)	(34.5)	—	(34.5)	(0.18)
Acquisition integration	3.8	1.0	2.8	—	2.8	0.01
Workforce & lease termination	15.8	3.9	11.9	—	11.9	0.06
Acquisition related adjustments	3.9	1.0	2.9	—	2.9	0.02

Brokerage, as adjusted	$572.2	$141.6	$430.6	$14.9	$415.7	$2.20

Risk Management, as reported	$43.0	$11.3	$31.7	$—	$31.7	$0.17
Workforce & lease termination	3.2	0.8	2.4	—	2.4	0.01
Acquisition related adjustments	(0.3)	(0.1)	(0.2)	—	(0.2)	—

Risk Management, as adjusted	$45.9	$12.0	$33.9	$—	$33.9	$0.18

		Provision		Net Earnings	Net Earnings
	Earnings	(Benefit)		Attributable to	Attributable to	Diluted Net
	Before Income	for Income	Net	Noncontrolling	Controlling	Earnings
	Taxes	Taxes	Earnings	Interests	Interests	per Share
6 Mths Ended June 30, 2018
Brokerage, as reported	$489.5	$122.8	$366.7	$7.1	$359.6	$1.94
Net gains on divestitures	(9.0)	(2.1)	(6.9)	—	(6.9)	(0.04)
Workforce & lease termination	11.1	2.7	8.4	—	8.4	0.05
Acquisition related adjustments	5.6	1.3	4.3	—	4.3	0.02
Levelized foreign currency translation	(2.1)	(0.5)	(1.6)	—	(1.6)	(0.01)

Brokerage, as adjusted	$495.1	$124.2	$370.9	$7.1	$363.8	$1.96

Risk Management, as reported	$45.6	$12.1	$33.5	$—	$33.5	$0.18
Workforce & lease termination	1.3	0.3	1.0	—	1.0	0.01
Acquisition related adjustments	(0.1)	—	(0.1)	—	(0.1)	—
Levelized foreign currency translation	(1.2)	(0.3)	(0.9)	—	(0.9)	(0.01)

Risk Management, as adjusted	$45.6	$12.1	$33.5	$—	$33.5	$0.18

See “Information Regarding Non-GAAP Measures” on page 8 of 14.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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